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Exhibit 99.1

CITIGROUP REPORTS RECORD EARNINGS FROM CONTINUING OPERATIONS
WITH INTERNATIONAL EARNINGS UP 47%

NET INCOME OF $5.64 BILLION, EPS OF $1.12

RECORD EPS FROM CONTINUING OPERATIONS OF $1.11, UP 13%

RECORD INTERNATIONAL REVENUES, UP 19%

BOARD AUTHORIZES UP TO ADDITIONAL $10 BILLION IN SHARE REPURCHASES

        New York, NY, April 17, 2006—Citigroup Inc. (NYSE:C) today reported net income for the first quarter of 2006 of $5.64 billion, or $1.12 per share. Return on common equity was 20.3%. Results include $846 million of compensation expense ($520 million after-tax) related to stock grants to retirement-eligible employees required under SFAS 123(R), and a $657 million tax benefit related to the resolution of a federal tax audit for the years 1999 through 2002.

First Quarter Highlights

  •
  International earnings increased 47%, driven by record international revenues, up 19%.

  •
  Record corporate and investment banking revenues, up 21%, driven by strong franchise momentum.

  —
  Record international corporate and investment banking revenues, up 34%, and net income, up 80%

  —
  Record fixed income markets revenues of $3.15 billion, up 8%; record equity market revenues of $1.18 billion, up 67%; record investment banking revenue of $1.22 billion, up 34%

  —
  #1 rank in global debt underwriting; #1 in announced global M&A; #2 in global equity underwriting

  —
  Record transaction services revenues, up 22%, driven by double-digit growth in customer balances

  •
  In international consumer, earnings were up 21%, cards average loans grew 14%, and consumer finance loans outside of Japan were up 8%. In retail banking, investment AUMs increased 20%.

  •
  U.S. consumer average loans grew 10%, reflecting loan growth in consumer lending and retail distribution of 18% and 8% respectively, and commercial business core loans, up 23%. Card purchase sales increased 11%, while average managed receivables declined 2%.

  •
  Record Smith Barney revenues, up 19%, with client assets under fee-based management up 33%.

  •
  The decline in net interest margin moderated to 6 basis points versus the fourth quarter 2005, with mix-driven spread compression in U.S. consumer partially offset by international consumer spread expansion.

  •
  The credit environment remained favorable, including a significant decline in U.S. consumer bankruptcy filings.

  •
  Operating expenses increased 17%, comprised of 7 percentage points from SFAS 123(R) charges, 9% due to organic business growth and acquisitions, and 1% due to investment spending.

  •
  238 new branches were opened, including 36 in the U.S. and 202 internationally.

  •
  Share repurchases totaled $2 billion, or approximately 43 million shares.

				First Quarter Net Income
	First Quarter Revenue
Citigroup Segment Results (In Millions of Dollars)			% Change				% Change
	2006	2005		2006	2005
Global Consumer	$11,955	$12,118	(1%)	$3,073	$2,843		8%
Corporate and Investment Banking	7,279	6,037	21	1,929	1,679		15
Global Wealth Management	2,483	2,173	14	287	319		(10)
Alternative Investments	675	866	(22)	353	362		(2)
Corporate/Other	(209)	2	NM	(87)	(88)		1

Results from Continuing Operations	$22,183	$21,196	5%	$5,555	$5,115		9%

Discontinued Operations				84	326	(1)	NM

Total Citigroup				$5,639	$5,441		4%
Earnings Per Share				$1.12	$1.04		8%

(1)
Income from substantially all of life insurance and annuities, which was sold on July 1, 2005, and substantially all of asset management, which was sold on December 1, 2005.

Management Comment

        "I am very pleased with our first quarter accomplishments, which included strong growth in client activity across many franchises. We are seeing the benefits from our investment spending, which helped generate record revenues in our international businesses and record revenues globally in our corporate and investment banking business. Strength in these franchises more than offset weaker results in our U.S. consumer business," said Charles Prince, Chief Executive Officer of Citigroup.

        "We executed on our strategic initiatives, adding a record 238 new branches in 19 countries, as well as opening our first private bank office in mainland China. We also enhanced our ability to serve more customers through the launch of Citibank Direct, our full-service internet bank, and through a partnership with 7-Eleven convenience stores, we added over 5,500 ATMs to our U.S. distribution network. We remain sharply focused on our strategic initiatives, leveraging our unique strengths to achieve long-term earnings growth and superior returns for our owners," said Prince.

Expanding Distribution

        During the first quarter, continued investment spending led to significant consumer branch expansion.

	New Branches/ALMs Opened
	United States	International	Total
Retail bank branches	11	72	83
Consumer finance branches	25	130	155
Automated Loan Machines (Japan)	—	60	60

Total	36	262	298

        Citibank international branch openings included 54 in Mexico, 4 in Russia, and 3 in Brazil. CitiFinancial international branch openings included 58 in India, 20 in Mexico and 19 in Brazil.

Summary of Highlighted Items

        During the quarter, the following charges and benefits were recorded:

(In Millions of Dollars)	After-Tax Impact	Business
SFAS 123(R) charge for January 2006 grants (see explanatory note below)	$(398)	All
SFAS 123(R) accrual for January 2007 grants (see explanatory note below)	$(122)	All
Tax benefit due to resolution of a tax audit(1)	657	All

(1)
Resolution of a federal tax audit for the years 1999 through 2002. The tax benefit by business is provided in Schedule A on page 8.

Adoption of SFAS 123(R)

        The first quarter results include compensation expense required by SFAS 123(R), Share-Based Payments, for stock award grants to retirement-eligible employees. Based upon recent interpretive guidance, these awards must be recognized as an expense on, or prior to, the grant date. Previously, such awards were amortized over their vesting period.

        As a result, a charge of $648 million ($398 million after-tax) was recorded in the first quarter related to stock grants awarded to retirement-eligible employees in January 2006. Prospectively, the Company will accrue the estimated cost of such awards over the course of the fiscal year preceding the grant. Accordingly, the Company has also recognized $198 million ($122 million after-tax) of compensation expense in the quarter representing the estimated cost of such stock awards to be granted to retirement-eligible employees in January 2007. Both of these charges are non-cash and represent accelerated recognition of costs that would have been incurred in future periods, with no incremental economic cost to the Company. A schedule of the charge and the current quarter accrual for estimated stock awards to be granted in January 2007 is provided in Schedule A on page 8.

APPENDIX

        All financial results presented below include the impact of adopting SFAS 123(R), and the tax benefit due to resolution of a federal tax audit. The impact of these items by business is presented in Schedule A on page 8.

GLOBAL CONSUMER GROUP

				First Quarter Net Income
	First Quarter Revenues
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
U.S. Cards	$3,234	$3,455	(6%)	$926	$778	19%
U.S. Retail Distribution	2,296	2,457	(7)	515	564	(9)
U.S. Consumer Lending	1,260	1,373	(8)	437	486	(10)
U.S. Commercial Business	470	678	(31)	126	252	(50)

Total U.S. Consumer	$7,260	$7,963	(9%)	$2,004	$2,080	(4%)
International Cards	$1,280	$1,105	16%	$291	$302	(4%)
International Consumer Finance	962	948	1	168	139	21
International Retail Banking	2,467	2,305	7	677	498	36

Total International Consumer	$4,709	$4,358	8%	$1,136	$939	21%
Other	(14)	(203)	93	(67)	(176)	62

Global Consumer	$11,955	$12,118	(1%)	$3,073	$2,843	8%

    •        U.S. Cards

  —
  Net income increased 19%, partially reflecting sharply lower credit costs. Credit costs declined, as lower bankruptcy filings and a continued favorable credit environment combined to drive the managed net credit loss ratio down by 168 bps to 3.90%.

  —
  Revenues declined, reflecting lower average managed receivables and continued net interest margin compression. Receivables growth in reward and private label cards was more than offset by declines in traditional card products. The benefit of 11% growth in purchase sales was offset by increased payment rates.

    •        U.S. Retail Distribution

    —
    Revenues and net income declined primarily due to the absence of a $114 million pre-tax gain in the prior-year quarter relating to the resolution of litigation. Growth in deposits and loans, up 6% and 8% respectively, and a 26% increase in investment product sales, was more than offset by lower net interest margin. Lower net interest margin was driven in part by a shift in customer liabilities from demand deposits to certificates of deposit.

    —
    Expenses increased 13%, reflecting higher business volumes and investment in new branches, new product development and technology. During the quarter, 36 new branches were opened.

    —
    Credit costs declined 70 basis points to an NCL rate of 2.66%, reflecting lower bankruptcy filings.

    •        U.S. Consumer Lending

    —
    Revenues declined as 18% growth in average loans was offset by net interest margin compression across the loan portfolios. The revenue decrease also reflected lower net mortgage servicing revenues and lower gains on the sale of real estate loans.

    —
    Expenses increased 10% due to increased business volumes. Credit conditions remained favorable, leading to a decline in net credit loss ratios.

    •        U.S. Commercial Business

    —
    Revenues and net income declined primarily due to the absence of a $161 million pre-tax gain on portfolio divestitures in the prior-year quarter. Results also reflect growth in core loan and deposit balances, up 23% and 25% respectively, which was more than offset by net interest margin compression.

    —
    Credit costs declined, reflecting the continued favorable credit environment.

    •        International Cards

    —
    Revenue growth was driven by higher average loans, up 14%, and higher net interest margins. Loan growth was led by Mexico, Asia, and Latin America.

    —
    Expense growth reflected continued investment in organic growth and costs associated with a labor settlement in Korea.

    —
    Net income declined as higher credit costs were driven by a charge to increase loan loss reserves related to industry-wide credit deterioration in the Taiwan cards market, portfolio growth, and target market expansion.

    •        International Consumer Finance

    —
    In Japan, 11% income growth was primarily driven by reduced credit costs and lower expenses. Average loans were even with the fourth quarter 2005, as a strong increase in new loan originations offset the continued decline in legacy portfolios. During the quarter, 60 new automated loan machines (ALMs) were added.

    —
    Outside of Japan, revenues and net income increased 16% and 94%, respectively, driven by growth in loans, up 8%, higher net interest margins, and lower expenses. During the quarter, 130 new branches were opened.

    •        International Retail Banking

    —
    Revenue and net income growth reflected a 6% increase in deposits, 37% growth in investment product sales, and higher net interest margins. Loan balances declined slightly from the prior-year period, as growth in Mexico, Japan, and Latin America was offset by a decline in EMEA, due to loan write-offs in the third quarter 2005, and the impact of labor actions in Korea.

    —
    Expenses included continued investment spending, with 72 new branch openings during the quarter, and costs associated with a labor settlement in Korea.

CORPORATE AND INVESTMENT BANKING

	First Quarter Revenues			First Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
Capital Markets and Banking	$5,896	$4,899	20%	$1,618	$1,439	12%
Transaction Services	1,382	1,137	22	323	245	32
Other	1	1	—	(12)	(5)	NM

Corporate and Investment Banking	$7,279	$6,037	21%	$1,929	$1,679	15%

International results	$4,356	$3,258	34%	$1,414	$786	80%

    •        Capital Markets and Banking

    —
    Record fixed income markets revenues of $3.15 billion, up 8%, reflected broad-based performance across products and regions, including record results in emerging markets trading, municipals, and credit products. Compared to the fourth quarter 2005, fixed income market revenues increased 51%.

    —
    Record equity markets revenues of $1.18 billion, up 67%, were driven by strong growth globally, including cash trading, derivatives, and convertibles.

    —
    Record investment banking revenues increased 34%, driven by higher debt underwriting and advisory fees.

    —
    Lending revenues declined 19%, as improved credit conditions led to lower hedging results.

    —
    Expense growth was primarily driven by higher compensation expense, which included SFAS 123(R) charges.

    •        Transaction Services

    —
    Record revenues, up 22%, were driven by higher customer volumes, reflecting increased liability balances, up 14%; assets under custody, up 10%; and the positive impact of higher short-term interest rates.

    —
    Expenses increased 18%, primarily driven by increased business volumes, investment in growth initiatives, and acquisitions.

GLOBAL WEALTH MANAGEMENT

	First Quarter Revenues			First Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
Smith Barney	$1,987	$1,669	19%	$168	$197	(15%)
Private Bank	496	504	(2)	119	122	(2)

Global Wealth Management	$2,483	$2,173	14%	$287	$319	(10%)

International results	$329	$301	9%	$59	$46	28%

    •        Smith Barney

    —
    Record revenues were driven by a 32% increase in fee-based revenues and a 4% increase in transactional revenues, reflecting increased customer volumes and the acquisition of the Legg Mason retail brokerage business.

    —
    Assets under fee-based management increased 33% to $319 billion, reflecting both organic growth and the addition of Legg Mason client assets.

    —
    The pre-tax profit margin of 13% reflected higher compensation expense, including the impact of SFAS 123(R) charges, and integration costs of the Legg Mason retail brokerage business.

    •        The Private Bank

    —
    Revenues declined, primarily due to the absence of the Japan business, which ceased business operations at the end of September 2005.

    —
    Excluding Japan, revenues increased 3%, driven by increased customer business volumes, up 8% to $222 billion. Income declined 9%, reflecting higher compensation expense and increased credit costs.

ALTERNATIVE INVESTMENTS

	First Quarter Revenues			First Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
Alternative Investments	$675	$866	(22%)	$353	$362	(2%)

    •        Alternative Investments

    —
    Revenues and net income declined due to lower results in private equity, which were partially offset by higher mark-to-market and realized gains in other asset classes.

CORPORATE/OTHER

        Corporate/Other results were even with the prior year, as lower treasury results were offset by a tax benefit due to resolution of a federal tax audit.

INTERNATIONAL OPERATIONS(1)

	First Quarter Revenues			First Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2006	2005		2006	2005
Global Consumer	$1,149	$960	20%	$358	$277	29%
Corporate and Investment Banking	186	159	17	78	83	(6)
Global Wealth Management	31	31	—	8	13	(38)

Mexico	$1,366	$1,150	19%	$444	$373	19%
Global Consumer	$1,270	$1,248	2%	$185	$122	52%
Corporate and Investment Banking	2,296	1,694	36	635	188	NM
Global Wealth Management	75	71	6	3	(1)	NM

Europe, Middle East and Africa (EMEA)	$3,641	$3,013	21%	$823	$309	NM
Global Consumer	$775	$821	(6%)	$188	$175	7%
Corporate and Investment Banking	296	180	64	85	48	77
Global Wealth Management	—	22	(100)	—	(8)	100

Japan	$1,071	$1,023	5%	$273	$215	27%
Global Consumer	$1,189	$1,072	11%	$347	$311	12%
Corporate and Investment Banking	1,132	915	24	414	322	29
Global Wealth Management	180	119	51	45	35	29

Asia (excluding Japan)	$2,501	$2,106	19%	$806	$668	21%
Global Consumer	$326	$257	27%	$58	$54	7%
Corporate and Investment Banking	446	310	44	202	145	39
Global Wealth Management	43	58	(26)	3	7	(57)

Latin America	$815	$625	30%	$263	$206	28%

Total International	$9,394	$7,917	19%	$2,609	$1,771	47%

(1)
International results for the quarter are fully reflected in the product disclosures.

•
Mexico

•
Consumer results were driven by increased retail banking deposits and loans, up 13% and 12% respectively, and growth in cards average receivables of 53%. Credit conditions remained stable. During the quarter, 54 new retail bank branches and 20 new consumer finance branches were opened.

•
Corporate and Investment Banking revenues increased due to strong growth in fixed income and equity markets. Net income declined due to the absence of a loan loss recovery recorded in the prior year period. Credit conditions remained stable.

•
Europe, Middle East and Africa

•
Consumer results reflected strong growth in customer deposits and investment product sales, as well as a slight improvement in net interest margin, which was partially offset by lower loan balances. During the quarter, 22 new consumer finance branches and 10 new retail bank branches were opened.

•
Corporate and Investment Banking results were driven by record revenues, up 36%, reflecting broad-based double-digit revenue growth across products and regions.

•
Japan

•
Consumer income increased primarily due to reduced credit costs and lower expenses in consumer finance. Retail banking income declined as increased revenues from investment product sales were offset by the impact of lower foreign currency deposit balances.

•
Corporate and Investment Banking revenues and net income increased strongly due to growth in fixed income markets, distressed debt, and transaction services.

  •
  Asia

  •
  Consumer results reflected the benefit of increased customer volumes, which were partially offset by increased expenses related to branch openings. Results include costs related to a labor settlement in Korea and an increase to loan loss reserves related to industry-wide credit deterioration in the Taiwan cards market. Excluding Taiwan, credit conditions remained favorable. During the quarter, 68 new consumer finance branches and 3 retail bank branches were opened.

  •
  Corporate and Investment Banking generated record revenues and net income, driven by double-digit revenue growth in equity markets, lending, and transaction services. Credit conditions remained favorable.

  •
  Latin America

  •
  Consumer results reflected double-digit revenue growth in cards, consumer finance, and retail banking, driven by increased customer activity. During the quarter, 20 new consumer finance and 5 retail bank branches were opened.

  •
  Corporate and Investment Banking results reflected strong revenue growth in fixed income and equity markets and transaction services, partially offset by expense growth and the absence of prior year loan loss reserve releases. Credit conditions remained favorable.

Citigroup (NYSE: C), the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney and Banamex. Additional information may be found at www.citigroup.com

Additional financial, statistical and business-related information, as well as business and segment trends, is included in a Financial Supplement. Both the earnings release and the Financial Supplement are available on Citigroup's website at www.citigroup.com.

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

Contacts:
Press:	Leah Johnson (212) 559-9446	Equity Investors:	Arthur Tildesley (212) 559-2718
	Shannon Bell (212) 793-6206	Fixed Income Investors:	John Randel (212) 559-5091

SCHEDULE A

	Summary of SFAS 123(R) Charges Impact on 1Q 2006 pre-tax compensation expense
(In Millions of Dollars)	Charge Expense for stock awards granted to retirement-eligible employees in January 2006	Accrual of estimated cost of stock awards for retirement-eligible employees to be granted in the first quarter 2007	Tax benefit due to resolution of a tax audit
U.S. Cards	$16	$4	$89
U.S. Retail Distribution	29	7	51
U.S. Consumer Lending	6	2	31
U.S. Commercial Business	10	2	4

Total U.S. Consumer	$61	$15	$175
International Cards	$7	$2	$20
International Consumer Finance	3	1	—
International Retail Banking	29	7	55

Total International Consumer	$39	$10	$75
Consumer Other	21	6	40

Global Consumer	$121	$31	$290
Capital Markets and Banking	$346	$93	$151
Transaction Services	8	2	25

Corporate & Investment Banking	$354	$95	$176
Smith Barney	$129	$48	$—
Private Bank	16	3	13

Global Wealth Management	$145	$51	$13
Alternative Investments	$7	$2	$58
Corporate/Other	$21	$19	$61
Discontinued Operations	—	—	$59

Total	$648	$198	$657

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CITIGROUP REPORTS RECORD EARNINGS FROM CONTINUING OPERATIONS WITH INTERNATIONAL EARNINGS UP 47%
APPENDIX
GLOBAL CONSUMER GROUP
CORPORATE AND INVESTMENT BANKING
GLOBAL WEALTH MANAGEMENT
ALTERNATIVE INVESTMENTS
CORPORATE/OTHER
INTERNATIONAL OPERATIONS(1)
SCHEDULE A